Smart-Tek Solutions, Inc. Reports Files December 31, 2010 Transitional Form 10K and
Deconsolidation of Subsidiary

NEWPORT BEACH, Calif., April 20, 2011 /PRNewswire-FirstCall/ -- Smart-Tek Solutions Inc., (Pinksheets: STTN) reports filing a transitional Form 10K for the six months ending December 31, 2010 to effectuate changing its year-end from June 30, 2011 to December 31, 2011. The change in year end is to compliment the business cycle of its operating subsidiary Smart-Tek Automated Services, Inc. In addition the transitional Form 10K reported unconsolidated numbers reflecting the discontinuation of the Smart-Tek Communications Inc. subsidiary. Affected by the slow-down of the economy, SCI’s shrinking revenue and continuing loses, management felt it was in the best interest of STTN to discontinue its operations. Mr. Law, SCI’s founder expressed a desire to acquire SCI in exchange for certain debt owed to him by the Company. The disposition of the Company’s wholly owned subsidiary Smart-Tek Communications Inc. to its president and founder Perry Law was effective as of July 1, 2010.

Mr. Bonar stated “with the disposition Smart-Tek Communications Inc. the Company can now focus its attention and resources on growing its Smart-Tek Automated Services, Inc. business.” For the six months ended December 31, 2010, Smart-Tek Automated Services, Inc. reported revenues of $9,777,596 which has already surpassed the twelve month reported revenues ending June 30, 2010 of $7,448,820.

www.smart-tekservices.com

About Smart-Tek Solutions, Inc:
The parent, Smart-Tek Solutions, Inc., generates revenue from the installation of security systems in construction projects. This business has been discontinued as of July 1, 2010.

About Smart-Tek Automated Services, Inc.:
Smart-Tek Automated Services, Inc. provides financial services to small and medium-size businesses, relieving our clients from many of the day-to-day tasks that negatively impact their core business operations, such as payroll processing, human resources support, workers' compensation insurance, safety programs, employee benefits, and other administrative and aftermarket services predominantly related to staffing: staff leasing, temporary staffing and co-employment. It not only provides core services, but a wide selection of employee and employer benefits and aftermarket products. As of July 1, 2010 and subsequent periods, all further financial reporting will reflect only the financial statements of Smart-tek Automated Services, Inc. The Company will operate this subsidiary as a DBA of Smart-tek Solutions, Inc.

Safe Harbor:
Statements in this press release that are not historical facts are forward-looking statements, including statements regarding future revenues and sales projections, plans for future financing, the ability to meet operational milestones and marketing arrangements and plans. Estimated revenues from its Smart-Tek Solutions, Inc. subsidiary are somewhat subjective and based on information available to the Company at the time of the determination. Also, such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to, the continued growth of business as planned including the fruition of new agreements in hand, existing business staying intact, and our ability to obtain additional financing that will allow us to continue our current and future operations and whether demand for our products and services in domestic and potential international markets will continue to expand. The Company undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in the Company's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact the Company's success are more fully disclosed in the Company's most recent public filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K for the year ended , and its subsequent filings with the SEC.

SOURCE: Smart-Tek Solutions, Inc.